Exhibit 1.1

MOLINA HEALTHCARE, INC.

5,000,000

Shares

Common Stock ($0.001

par value per Share)

UNDERWRITING AGREEMENT

June 3, 2015

UNDERWRITING AGREEMENT

June 3, 2015

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

One Bryant Park

New York, NY 10036

Wells Fargo Securities, LLC

375 Park Avenue

4th Floor

New York, New York 10152

as the Representatives of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

Molina Healthcare, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 5,000,000 shares (the “Firm Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company. In addition, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 750,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “1933 Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-204558) under the 1933 Act, including a prospectus, relating to the Shares, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the 1933 Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act, to the extent such information is deemed, pursuant to Rule 430B or 430C under the 1933 Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the 1933 Act.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Shares. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the 1933 Act on or before the second business day after the date hereof (or such earlier time as may be required under the 1933 Act) in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto under the heading “Permitted Free Writing Prospectuses” and each “road show” (as defined in Rule 433 under the 1933 Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the 1933 Act). The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the 1933 Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the 1933 Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the 1933 Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means, collectively, the pricing information set forth on Schedule B attached hereto under the heading “Pricing Information Provided Orally by Underwriters,” the Pre-Pricing Prospectus and all Permitted Free Writing Prospectuses, if any, considered together. “Applicable Time”, as used herein, means 5:00 P.M., New York City time, on June 3, 2015.

Any reference herein to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $64.9722 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. If all the Shares are not sold at the public offering price, you may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares at the same purchase price per Share to be paid by the Underwriters to the Company for the Firm Shares less an amount per Share equal to any dividend or distribution declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. The Over-Allotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an

“additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by federal funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on June 9, 2015 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 7 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Latham & Watkins LLP at 885 Third Avenue, New York, New York 10002, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the time of purchase and any additional time of purchase, and agrees with each Underwriter, as follows:

(a) Form S-3 under the 1933 Act is available for use by the Company in connection with the offer and sale of the Shares. The Registration Statement is a shelf registration statement on Form S-3 and the Securities have been and remain eligible for registration by the Company on such shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto), at the time it was filed, complied in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act (the “1934 Act Regulations”).

(b) Neither the Registration Statement nor any amendment thereto, at its effective time, at the time of purchase or at any additional time of purchase, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the Disclosure Package nor (B) any individual Permitted Free Writing Prospectus, when considered together with the Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the time of purchase or at any additional time of purchase, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading in the Prospectus Supplement “Underwriting–Underwriting Discount,” the information in the first, third and fourth paragraphs under the heading in the Prospectus Supplement “Underwriting–Price Stabilization, Short Positions” and the information under the heading in the Prospectus Supplement “Underwriting–Electronic Distribution” (collectively, the “Underwriter Information”).

(c) no Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163;

(d) as of March 31, 2015, the Company had an authorized and outstanding capitalization as set forth in the section of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus); all of the outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and are not subject to any pre-emptive or similar rights; except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE;

(e) the Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the

Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations to issue, sell and deliver the Shares to be sold by it pursuant hereto as contemplated herein (a “Material Adverse Effect”); other than the subsidiaries listed on Schedule C to this Agreement, the Company does not own or control, directly or indirectly, any corporation, association or other entity or 5% or more of the shares of capital stock or any other equity interest in any firm, partnership, joint venture, association or other entity. The subsidiaries listed as “significant subsidiaries” in Schedule C to this Agreement are the only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act) of the Company.

(f) the Shares to be sold by the Company pursuant hereto have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of preemptive and similar rights; the Shares to be sold by the Company pursuant hereto, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Delaware General Corporation Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party.

(g) the capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus;

(h) there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus);

(i) this Agreement has been duly authorized, executed and delivered by the Company;

(j) neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(k) the execution, delivery and performance of this Agreement, the issuance and sale of the Shares to be sold by the Company pursuant hereto and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority;

(l) no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the issuance and sale of the Shares to be sold by the Company pursuant hereto or the consummation of the transactions contemplated hereby, other than (i) the registration of the Shares under the 1933 Act and the registration of the Common Stock under the Exchange Act, each of which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the 1933 Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iv) any listing applications and related consents or any notices required by NYSE in the ordinary course of the offering of the Shares, (v) filings with the Commission pursuant to Rule 424(b) under the 1933 Act or (vi) filings with the Commission on Form 8-K with respect to the Underwriting Agreement;

(m) except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause the Company to register under the 1933 Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(n) each of the Company and the Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, except where the failure to possess or make the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization;

(o) except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, to the knowledge of the Company no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority;

(p) Ernst & Young LLP, who has certified certain financial statements and supporting schedules included in the Registration Statement, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act;

(q) the Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, and the interactive data in XBRL included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting;

(r) with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with U.S. generally accepted accounting principles (“GAAP”) in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects;

(s) since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, (i) there has not been any change in the capital stock, long-term debt, notes payable or current portion of long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus;

(t) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of (i) each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and (ii) each stockholder named in Exhibit A-1 hereto;

(u) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”);

(v) except as described in each of the Registration Statement, the Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(w) the Company and its subsidiaries own or possess adequate rights to use or can acquire on reasonable terms all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others;

(x) no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except, in each case, as could not reasonably be expected to have a Material Adverse Effect;

(y) except as described in each of the Registration Statement, the Disclosure Package and the Prospectus, (i) the Company and its subsidiaries (A) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, the Disclosure Package and the Prospectus, (A) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws;

(z) except as described in each of the Registration Statement, the Disclosure Package and the Prospectus, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic wastes or hazardous substances, including, but not limited to, any naturally occurring radioactive materials, brine, drilling mud, crude oil, natural gas liquids and other petroleum materials, by, due to or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any Environmental Laws or in a manner or to a location that could reasonably be expected to give rise to any liability under the Environmental Laws, except for any violation or liability which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(aa) the Company and its subsidiaries have paid all U.S. federal, state, local and foreign taxes which are due and payable (except assessments against which appeals have been or will be promptly taken in good faith and as to which adequate reserves have been provided in accordance with GAAP) and filed all U.S. federal and material state, local and foreign tax returns required to be filed through the date hereof; and except as described in each of the Registration Statement, the Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets except for any tax deficiencies that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(bb) the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are generally maintained by companies of established repute engaged in the same or similar businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(cc) except as described in each of the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the

Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement, except in each such case for any termination or non-renewal that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(dd) [Reserved];

(ee) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the 1933 Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder;

(ff) no “forward-looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(gg) nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(hh) none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(ii) the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(jj) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the United States Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority; and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any sanctions administered or enforced by such authorities;

(kk) the Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients;

(ll) except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company;

(mm) except as set forth in or contemplated in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, all reports, documents, claims, notices or approvals required to be filed, obtained, maintained or furnished pursuant to any Health Care Law (as defined below) or as otherwise required by the Centers for Medicare & Medicaid Services, any Government Program (as defined below), or applicable state departments of insurance, health and/or public health or any other governmental authority, have been so filed, obtained, maintained or furnished, and all such reports, documents, claims and notices were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing), except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the Company and its subsidiaries which is licensed to conduct the business of health insurance or of a health maintenance organization is in current compliance with applicable deposit, reserve, risk based or other capital requirements imposed by each applicable state department of insurance. Additionally, the Company and each such subsidiary of the Company currently maintains all cash, marketable securities or other assets required to be retained by the Company or any of its subsidiaries pursuant to any applicable Health Care Laws, including any state statutory capital reserve requirements. None of the Company, its subsidiaries, nor, to the knowledge of the Company, any officer, director, employee or other agent of the Company or any of its subsidiaries, has engaged on behalf of the Company or such subsidiary in any of the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid or similar state program or from any third party (where applicable federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid or similar state program or from any third party (where applicable federal or state law prohibits such payments to third parties); (iii) knowingly and willfully failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid or similar state program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid, similar state program or plan or any third party (where applicable federal or state law prohibits such payments to third parties), or (B) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid, similar state program or plan or any third (where applicable federal or state law prohibits such payments to third parties);

(nn) to the extent required in connection with their respective businesses, each of the Company and its subsidiaries is in compliance with each of its contracts and all other conditions of participation in the Medicare program and the Medicaid programs in the state or states in which such entity operates (collectively, the “Government Programs”) except where failure to be in compliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any of its subsidiaries is subject to any pending, or, to the Company’s knowledge, threatened or contemplated action, audit or investigation which could reasonably be expected to result in a revocation, suspension, termination, restriction or non-renewal of any third party payor participation agreement or the Company’s or any significant subsidiary’s participation in any Government Program; and the Company and each significant subsidiary has been in compliance with all applicable Health Care Laws, except as set forth in or contemplated in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus and except to the extent that failure to be in compliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” shall mean all federal, state and local laws governing managed care organizations, health maintenance organizations, health insurance or other risk bearing entity, for the payment of health care services, including, without limitation: (i) Titles XVIII and XIX of the Social Security Act, governing the Medicare and Medicaid programs and regulations pertaining thereto, and all state laws and regulations governing the Medicaid programs; (ii) Sections 1320a-7, 1320a-7a and 1320a-7b of Title 42 of the United States Code; (iii) the False Claims Act, 31 U.S.C. Sections 3729-3733; (iv) the Stark law, 42 U.S.C. § 1395nn; (v) the Federal Criminal False Claims Act, 18 U.S.C. § 287; (vi) the False Statements Relating to Health Care Matters statute, 18 U.S.C. § 1035; (vii) the Health Care Fraud statute, 18 U.S.C. § 1347; (viii) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act and applicable state health care privacy and security laws; (ix) any fee-splitting statutes and corporate practice of medicine laws and regulations in the states in which the Company and each significant subsidiary operates a community clinic; and (x) any and all other similar laws, the regulations promulgated pursuant to each of (i) through (x), each as amended from time to time. The Company and each subsidiary have taken reasonable actions designed to ensure that they do not allow any individual with an ownership or control interest (as defined in 42 U.S.C. § 1320a-3(a)(3)) in the Company or any subsidiary or any officer, director or managing employee (as defined in 42 U.S.C. § 1320a-5(b)) of the Company or any subsidiary who would be a person excluded from participation in any federal health care program (as defined in 42 U.S.C. § 1320a-7b(f)) as described in 42 U.S.C. § 1320a- 7(b)(8) to participate in any such federal health care program maintained by the Company or any significant subsidiary; and the Company and its significant subsidiaries have structured their respective business practices in a manner reasonably designed to comply with the federal and state laws regarding physician ownership of (or financial relationship with), and the referral to entities providing, healthcare related goods or services, and laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of health care related goods and services, and the Company reasonably believes that it is in material compliance with such laws. There are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Health Care Laws in which a governmental entity is also a party, other than such proceedings that could not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, neither the Company, nor any of its subsidiaries, has any material outstanding overpayments or refunds due under the Government Program contracts;

(oo) [Reserved];

(pp) the Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE;

(qq) [Reserved];

(rr) the Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(ss) to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus;

(tt) no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act to be described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus and that has not been described as required;

(uu) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (i) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (ii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, there has been no failure to satisfy the minimum funding standard of Section 412 of the Code, whether or not waived, and none is reasonably expected to occur; (iii) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA);

(vv) the Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba;

(ww) the issuance, sale and delivery of the Shares will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(xx) there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(yy) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer;

(zz) the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable; and

(aaa) there are no contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the 1933 Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the 1933 Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the 1933 Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act or Item 512(a) of Regulation S-K under the 1933 Act, as the case may be;

(c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the 1933 Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the 1933 Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the 1933 Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the 1933 Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d) if the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the 1933 Act) shall occur at any time during the period when a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Shares, to (i) file with the Commission, prior to such third anniversary, a new registration statement under the 1933 Act relating to the Shares, which new registration statement shall comply with the requirements of the 1933 Act (including, without limitation, Rule 415(a)(6) under the 1933 Act) and shall be in a form satisfactory to you; and (ii) use its best efforts to cause such new registration statement to become effective under the 1933 Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify you of such effectiveness; the Company shall take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any;

(e) for so long as a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Shares, to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(f) subject to Section 4(g) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Shares; and, for so long as a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Shares, to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have reasonably objected in writing;

(g) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the 1933 Act, and, in each case, during such time, subject to Section 4(g) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(h) to make generally available to its security holders, and, if not available on EDGAR, to deliver to you, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder as soon as is reasonably practicable but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act);

(i) [Reserved];

(j) if requested by you, to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been reviewed by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(c) hereof, provided, however, that the Company shall not be required to furnish any materials pursuant to this clause if such materials are available via EDGAR;

(k) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement;

(l) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus, if any, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of the DTC and (x) the performance of the Company’s other obligations hereunder;

(m) to comply with Rule 433(d) under the 1933 Act (without reliance on Rule 164(b) under the 1933 Act) and with Rule 433(g) under the 1933 Act;

(n) beginning on the date hereof and ending on, and including, the date that is 60 days after the date of the Prospectus Supplement (the “Lock-Up Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the 1933 Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap, hedging or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, (C) the vesting of or removal or lapse of restrictions on restricted stock or other awards under any employee benefit plan or agreement disclosed in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus and (D) the filing of any registration statement in respect of securities offered pursuant to the terms of any existing employee benefit plan or agreement disclosed in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, in each case without the prior written consent of the Representatives;

(o) not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(p) to use its reasonable best efforts to cause the Common Stock, including the Shares, to be listed on the NYSE and to maintain the listing of the Common Stock, including the Shares, on the NYSE; and

(q) for so long as the Company is subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

5. Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the last paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(l) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

6. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Boutin Jones Inc., counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives, in the form set forth in Exhibit B hereto.

(b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Jeffrey D. Barlow, the Company’s Chief Legal Officer and Secretary, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Representatives, in the form set forth in Exhibit C hereto.

(c) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus.

(d) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(e) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(f) The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the 1933 Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the 1933 Act. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act at or before 5:30 P.M., New York City time, on or prior to the second full business day after the date of this Agreement (or such earlier time as may be required under the 1933 Act).

(g) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings initiated under Section 8(d) or 8(e) of the 1933 Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or, together with the Disclosure Package including the then most recent Pre-Pricing Prospectus, omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of a senior executive officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit D hereto.

(i) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(t) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(j) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(k) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(l) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(m) No event or condition of a type described in Section 3(s) hereof shall have occurred or shall exist, which event or condition is not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, as applicable.

(n) Subsequent to the execution and delivery of this Agreement, (A) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission in Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the Nasdaq Global Market; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the 1933 Act.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l) hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 7 and 9 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, agents, directors, officers and members, any person who controls any

Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the 1933 Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the 1933 Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the 1933 Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or in the 2015 Road Show and Investor Presentation dated June 2015 or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Underwriter Information or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, and will reimburse each “indemnified party” (defined below) for any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, damage, expense, liability, claim, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such fees and expenses are incurred.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the 1933 Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with any Underwriter Information, or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with any Underwriter Information, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b) of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party, and pay all legal or other fees and expenses related to such Proceeding or incurred in connection with such indemnified party’s enforcement of subsection (a) or (b), respectively, of this Section 9; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) or (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, agents, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its respective directors or officers or any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares to be sold by the Company pursuant hereto. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus.

10. Information Furnished by the Underwriters. The Underwriter Information constitutes the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate; Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Facsimile: (646) 855 3073, Attention: Syndicate Department, with a copy to: Facsimile: (212) 230-8730, Attention: ECM Legal; Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax no: (212) 214-5918); and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 200 Oceangate, Suite 100, Long Beach, CA 90802-4317 (telephone: (888) 562-5442 ext. 111228), Attention: John C. Molina, Chief Executive Officer.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof that would result in the application of the law of any state other than New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholder’s and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, agents, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon the Underwriter and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

18. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by any Underwriter are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

MOLINA HEALTHCARE, INC.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted and agreed to as of the date first above written, on behalf of themselves and as Representatives of the other several Underwriters named in Schedule A

UBS SECURITIES LLC

By:	UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

WELLS FARGO SECURITIES, LLC

By:	WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Shares
UBS SECURITIES LLC	1,500,000

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED	1,500,000

WELLS FARGO SECURITIES, LLC	1,500,000

SUNTRUST ROBINSON HUMPHREY, INC.	500,000

Total	5,000,000

SCHEDULE B

Permitted Free Writing Prospectuses

None

Pricing Information Provided Orally by Underwriters

Price per share to the public: $67.75

Number of Shares Offered: 5,000,000

SCHEDULE C

Subsidiaries

Name	Jurisdiction of Incorporation
Molina Healthcare Data Center, Inc.	New Mexico
Molina Healthcare of Arizona, Inc.*	Arizona
Molina Healthcare of California **	California
Molina Healthcare of California Partner Plan, Inc.	California
Molina Healthcare of Florida, Inc.**	Florida
Molina Healthcare of Georgia, Inc.*	Georgia
Molina Healthcare of Illinois, Inc.	Illinois
Molina Healthcare of Maryland, Inc.*	Maryland
Molina Healthcare of Michigan, Inc.**	Michigan
Molina Healthcare of Mississippi, Inc.*	Mississippi
Molina Healthcare of New Mexico, Inc.**	New Mexico
Molina Healthcare of North Carolina, Inc.*	North Carolina
Molina Healthcare of Ohio, Inc.**	Ohio
Molina Healthcare of Puerto Rico, Inc.	Puerto Rico
Molina Healthcare of South Carolina, Inc.**	South Carolina
Molina Healthcare of Texas, Inc.	Texas
Molina Healthcare of Texas Insurance Company^	Texas
Molina Healthcare of Utah, Inc.	Utah
Molina Healthcare of Virginia, Inc.	Virginia
Molina Healthcare of Washington, Inc.**	Washington
Molina Healthcare of Wisconsin, Inc.	Wisconsin
Molina Hospital Management, Inc. **	California
Molina Information Systems, LLC, dba Molina Medicaid Solutions**	California
Molina Medical Management, Inc.	California
Molina Pathways, LLC*	Delaware
Molina Pathways of Texas, Inc.+*	Texas
Molina Personal Care, Inc.+ *	Texas
Molina Personal Care of South Carolina, Inc.+*	South Carolina
Molina Youth Academy	California

*	Non-operational entity
**	Significant Subsidiary based on financial information as of December 31, 2014
^	Wholly owned subsidiary of Molina Healthcare of Texas, Inc.
+	Wholly owned subsidiary of Molina Pathways, LLC

EXHIBIT A

Lock-Up Agreement

May 26, 2015

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, NY 10036

Wells Fargo Securities, LLC

375 Park Avenue

4th Floor

New York, New York 10152

as the Representatives of the Underwriters

named on Schedule A hereto

Re:	Molina Healthcare, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned, a stockholder and/or an officer and/or a director of Molina Healthcare Inc., Inc., a Delaware corporation (the “Company”), understands that UBS Investment Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, as representatives of the several underwriters named in Schedule A to the Underwriting Agreement (the “Representatives”), providing for the public offering (the “Public Offering”) of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The undersigned recognizes that the Public Offering will be of benefit to the undersigned and will benefit the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

The restrictions imposed by this letter agreement shall not apply to the transfer or disposition of shares of Common Stock or any securities convertible into, exercisable or exchangeable for Common Stock (1) as a bona fide gift or gifts, (2) to or from any trust or estate for the direct or indirect benefit of the undersigned or the undersigned’s beneficiaries or the immediate family of the undersigned or the undersigned’s beneficiaries in a transaction not involving a disposition for value, (3) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the undersigned’s beneficiaries or the immediate family of the undersigned or the undersigned’s beneficiaries in a transaction not involving a disposition for value or (4) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned or the undersigned’s beneficiaries; provided, that, in each such case, (a) the transferee, donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form hereof and (b) no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement, reporting a reduction in beneficial ownership of shares of Common Stock held by the undersigned shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on Form 5 made after the expiration of the Lock-Up Period). In addition, the restrictions imposed by this letter agreement shall not apply to the transfer or sale of shares of Common Stock pursuant to any contract, instruction or plan complying with Rule 10b5-1 (a “10b5-1 Plan”) of the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act that has been entered into by the undersigned prior to the date of this letter agreement and disclosed to the Representatives. Further, the restrictions imposed by this letter agreement shall not apply to the undersigned’s entering into a 10b5-1 Plan during the Lock-Up Period in accordance with applicable securities laws so long as any sale of shares of Common Stock or other Company securities under the 10b5-1 Plan occurs on a date that is after the expiration of the Lock-Up Period. For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than first cousin.

In addition, the undersigned agrees that, without the prior written consent of the Representatives, he, she or it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Common Stock, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this letter agreement. The undersigned understands that the Representatives are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this letter agreement.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

By:
Name:
Title:

EXHIBIT A-1

LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

J. Mario Molina

John C. Molina

Terry P. Bayer

Joseph W. White

Jeff D. Barlow

Norm Nichols

Garrey E. Carruthers

Daniel Cooperman

Charles Z. Fedak

Steven James

Frank E. Murray

Steven J. Orlando

Ronna E. Romney

Keith Wilson

Dale Wolf

Mary R. Molina Living Trust

Molina Marital Trust

Molina Siblings Trust

A-1-1

EXHIBIT B

FORM OF OPINION OF BOUTIN JONES INC.

June 9, 2015

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, NY 10036

Wells Fargo Securities, LLC

375 Park Avenue

4th Floor

New York, NY 10152

as the Representatives of the Underwriters

named in Schedule A to the Underwriting Agreement

Re:	Sale of 5,000,000 Shares of Common Stock of Molina Healthcare, Inc.

Ladies and Gentlemen:

Description of Representation

We have acted as counsel to Molina Healthcare, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company to the Underwriters (as defined below) of 5,000,000 shares of the Company’s Common Stock (the “Shares”) pursuant to the Underwriting Agreement dated June 3, 2015 (the “Underwriting Agreement”) among the Company and UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule A thereto (the “Underwriters”).

We are delivering this opinion to you pursuant to Section 6(a) of the Underwriting Agreement. Capitalized terms used in this opinion and not defined herein shall have the meanings assigned to such terms in the Underwriting Agreement.

Materials Examined

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) The registration statement on Form S-3 (No. 333-204558) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 29, 2015 under the Securities Act of 1933, as amended (the “1933 Act”), and the general rules and regulations promulgated thereunder (the “1933 Act Regulations”) (such registration statement, as supplemented or amended at the date of the Underwriting Agreement, including all documents filed as part thereof or incorporated by reference therein, is referred to as the “Registration Statement”);

(b) The base prospectus dated May 29, 2015 (the “Base Prospectus”) and the final prospectus supplement dated June 3, 2015 in the form filed by the Company with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (the “Prospectus Supplement” and, together with the Base Prospectus, the “Final Prospectus”);

(c) The preliminary prospectus supplement relating to the Shares that was filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and used prior to the filing of the Final Prospectus (together with the Base Prospectus, the “Preliminary Prospectus”);

(d) The executed Underwriting Agreement;

(e) The Company’s Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware;

(f) The Company’s Third Amended and Restated Bylaws, as certified by the Secretary of the Company;

(g) A certificate from the Secretary of State of the State of Delaware, dated May 15, 2015, as to the good standing of the Company under the laws of the State of Delaware, together with bring-down correspondence dated the date hereof from the Secretary of State of the State of Delaware confirming such good standing (collectively, the “Company Good Standing Certificate”);

(h) The unanimous written consent of the Board of Directors of the Company, dated May 25, 2015, certified by the Secretary of the Company, authorizing, among other things, the preparation and filing of the Registration Statement and other actions with regard thereto, the execution and delivery of the Underwriting Agreement, the issuance and sale of the Shares and the formation of a pricing committee of the Board of Directors (the “Pricing Committee”); and resolutions of the Pricing Committee dated June 3, 2015, certified by the Secretary of the Company, approving the Underwriting Agreement, the pricing of the Shares and the other terms of the offering;

(i) The opinion of Jeffrey D. Barlow, the Company’s Chief Legal Officer and Secretary, dated the date hereof and delivered to you pursuant to Section 6(b) of the Underwriting Agreement;

(j) The Officer’s Certificate, dated the date hereof, executed by Jeffrey D. Barlow, the Company’s Chief Legal Officer and Secretary, delivered to you pursuant to Section 6(h) of the Underwriting Agreement;

(k) The Secretary’s Certificate of the Company, dated the date hereof;

(l) A certificate of the Company’s transfer agent and registrar delivered to you on the date hereof;

(m) The certificates of various corporate officers delivered by the Company;

(n) Copies of each of the Listed Agreements (as defined below); and

(o) Such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

Certain Assumptions

With your permission we have assumed the following: (a) the authenticity of original documents and genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) except as specifically covered in the opinions set forth below, (i) the parties to the transaction documents have all requisite power and authority, and in the case of individuals, the capacity, to execute and deliver the transaction documents, (ii) the due authorization, execution and delivery of the transaction documents on behalf of such parties, and (iii) the legal, valid and binding effect thereof on such parties; and (e) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

In addition, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Underwriting Agreement and upon certificates and statements of government officials and of officers of the Company where we believe such reliance would not be unreasonable.

Opinions

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Preliminary Prospectus and Final Prospectus and to execute and deliver the Underwriting Agreement and perform its obligations thereunder; all action required to be taken by the Company for the due and proper authorization, execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby or by the Preliminary Prospectus and the Final Prospectus has been duly and validly taken.

3. The authorized, issued and outstanding capital stock of the Company at March 31, 2015 is as set forth in the Final Prospectus under the caption “Capitalization”. For purposes of this paragraph 3, our opinion with respect to the issued and outstanding shares of the Company’s capital stock is based solely on information provided by the Company’s transfer agent and registrar.

4. The Shares have been duly authorized for issuance and sale by the Company to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable.

5. To our knowledge, the issuance of the Shares is not subject to preemptive or other similar rights.

6. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

7. The Registration Statement is effective under the 1933 Act; any required filing of the Preliminary Prospectus and the Final Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations has been made in the manner and within the time period required by Rule 424(b) of the 1933 Act Regulations (without reference to Rule 424(b)(8) of the 1933 Act Regulations); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

8. The Registration Statement, including any information deemed to be a part thereof pursuant to Rule 430B of the 1933 Act Regulations, the Final Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Final Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

9. The documents incorporated by reference in the Final Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

10. The information in the Final Prospectus under “Description of Capital Stock—Common Stock” and “United States Federal Income Tax Considerations” and in the Registration Statement under Item 15—Indemnification of Directors and Officers, to the extent that it constitutes matters of law or summaries of legal matters or the Company’s certificate of incorporation or bylaws, has been reviewed by us and is correct in all material respects.

11. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States or California court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states or the rules of the Financial Industry Regulatory Authority, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement by the Company or for the offering, issuance, sale or delivery of the Shares.

12. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Final Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, result in (a) any violation by the Company of the Company’s certificate of incorporation or bylaws, (b) any conflict with, breach of, or default under, any Listed Agreement (except for such conflicts, breaches or defaults that would not reasonably be expected to have a Material Adverse Effect), or (c) to our knowledge, any judgment, order, writ or decree of any court or governmental agency or body having jurisdiction over the Company. For purposes of this paragraph 12, the term “Listed Agreements” means the contracts, indentures, notes, leases and other agreements and instruments listed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

13. The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Final Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

Negative Assurances

In addition, during the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus, we have participated in conferences with officers and other representatives of the Company, representatives of the Company’s independent registered public accounting firm and you and your representatives and counsel, at which conferences the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed, reviewed and revised. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Final Prospectus (except as expressly indicated in paragraph 10 above), and have not made any independent investigation or verification thereof, this is to advise you that nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B (except as to financial statements and related notes and supporting schedules, and other financial data and the statistical and accounting data derived therefrom included or incorporated by reference therein or omitted therefrom or the exhibits to the Registration Statement, as to which we express no belief), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus or any amendment or supplement thereto (except as aforesaid), at the time the Final Prospectus was issued, at the time any such amended or supplemented prospectus was issued and at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, nothing has come to our attention that would lead us to believe that the documents included in the Disclosure Package as of the Applicable Time (excepted as aforesaid), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

Certain Limitations and Qualifications

Our opinions are subject to the following assumptions and qualifications:

A. The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Company under the laws of the State of Delaware is based solely upon our review of certificates and other communications from officials of the State of Delaware.

B. The opinions set forth in paragraph 7 with respect to the absence of any stop order suspending the effectiveness of the Registration Statement and the absence of any proceedings for that purpose that have been instituted by the Commission or that are pending or threatened by the Commission is based solely on oral advice from the Commission on the date hereof.

C. With respect to our opinion in paragraphs 8 and 9, in passing on the form of such documents, we have necessarily assumed the correctness and completeness of the statements made therein.

D. We express no opinion as to the effect on the opinions expressed herein of the compliance or non-compliance by any of the Underwriters or any other party (other than the Company) with any state, federal or other laws or regulations applicable to it.

We express no opinion as to matters of law in jurisdictions other than the State of California and the federal securities laws of the United States, except to the extent necessary to render the opinions set forth above with respect to Delaware General Corporation Law. As you know, we are not licensed to practice law in the State of Delaware, and our opinions as to Delaware law are based solely on review of a standard compilation of the official statutes of Delaware.

Whenever a statement herein is qualified by the phrases “known to us”, “to our knowledge,” or similar phrases, it is intended to indicate that, during the course of rendering this opinion on behalf of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys presently in this firm who have rendered legal services in connection with the representation described in the first paragraph of this opinion letter after consultation with such other attorneys in our firm and review of such documents in our possession as they considered appropriate. We have not undertaken any independent investigation or review to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation or review; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

Use of Opinion

This opinion is furnished to you solely for your benefit and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein after the date hereof.

Very truly yours,

BOUTIN JONES INC.

EXHIBIT C

FORM OF OPINION OF IN HOUSE COUNSEL OF COMPANY

June 9, 2015

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, NY 10036

Wells Fargo Securities, LLC

375 Park Avenue

4th Floor

New York, New York 10152

as Representatives of the several Underwriters

named in Schedule A to the Underwriting Agreement

Re:	Molina Healthcare, Inc. – Sale of 5,000,000 Shares of Common Stock

Ladies and Gentlemen:

I am acting Chief Legal Officer and Secretary of Molina Healthcare, Inc., a Delaware corporation (the “Company”). This opinion is being delivered to you pursuant to Section 6(b) of the Underwriting Agreement, dated June 3, 2015 (the “Underwriting Agreement”), among the Company and UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities, LLC (collectively, the “Representatives”), as representatives of the Underwriters named therein (the “Underwriters”), with respect to the Underwriters’ purchase of the Firm Shares from the Company as provided in Section 1 of the Underwriting Agreement. Capitalized terms used but not defined herein shall be used herein as defined in the Underwriting Agreement.

In connection with rendering the opinions set forth herein, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of such corporate and other records, documents and other papers as I have deemed necessary or appropriate to examine for the purpose of this opinion.

In my examination I have assumed the genuineness of all signatures (including endorsements), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations under such documents and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to this opinion which I did not independently establish or verify, I have relied upon statements and representations of the Company and its subsidiaries and their respective officers and other representatives and of public officials.

Whenever a statement is qualified by “to my knowledge” or a similar phrase, it refers to my current actual knowledge after reasonable inquiry.

I am admitted to the Bar in the State of California. I express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of California, (ii) the General Corporation Law of the State of Delaware and (iii) the federal laws of the United States of America to the extent specifically referred to herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pre-Pricing Prospectus and Prospectus and to execute and deliver the Underwriting Agreement and perform its obligations thereunder.

(iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iv) The authorized, issued and outstanding capital stock of the Company as of March 31, 2015 is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization”; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

(v) The Firm Shares have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable and no holder of the Firm Shares is or will be subject to personal liability by reason of being such a holder.

(vi) The issuance of the Firm Shares is not subject to the preemptive or other similar rights.

(vii) Each Subsidiary has been duly incorporated duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.

(viii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(ix) The Registration Statement is effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) of the 1933 Act has been made in the manner and within the time period required by Rule 424(b) of the Act (without reference to Rule 424(b)(8) of the 1933 Act); and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(x) The Registration Statement, including any information deemed to be a part thereof pursuant to Rule 430B, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which I express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xi) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which I express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(xii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

(xiii) To my knowledge, except as described in the Pre-Pricing Prospectus and the Prospectus, there are not any legal, governmental, or regulatory investigation, action, suit,

proceeding, inquiry or investigation, pending to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder; and to my knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(xiv) The information in the Prospectus under “Description of Capital Stock—Common Stock,” and “United States Federal Income Tax Considerations” and in the Registration Statement under Item 15—Indemnification of Directors and Officers, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and bylaws or legal proceedings, or legal conclusions, and the information in the Company’s Form 10-K for the year ended December 31, 2014 under “Legal Proceedings” and “Business—Regulatory” has been reviewed by me and is correct in all material respects.

(xv) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be filed as exhibits to the Registration Statement other than those filed or incorporated by reference as exhibits thereto.

(xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which I need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Firm Shares.

(xvii) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Firm Shares and the use of the proceeds from the sale of the Firm Shares as described in the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

(xviii) To the best of my knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xix) The Company is not required, and upon the issuance and sale of the Firm Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

The Company is currently involved in the following legal matters:

State of Louisiana v. Molina Medicaid Solutions et al. On June 26, 2014, the State of Louisiana filed a Petition for Damages against Molina Medicaid Solutions, Molina Healthcare, Inc., Unisys Corporation, and Paramax Systems Corporation, a subsidiary of Unisys, in the Parish of Baton Rouge, 19th Judicial District, Case No. 631612, Division D. The Petition alleges that between 1989 and 2012, the defendants utilized an incorrect reimbursement formula for the payment of pharmaceutical claims. We believe we have several meritorious defenses to the claims of the state, and any liability for the alleged claims is not currently probable or reasonably estimable.

USA and State of Florida ex rel. Charles Wilhelm. On July 24, 2014, Molina Healthcare, Inc. and Molina Healthcare of Florida, Inc. were served with a Complaint filed under seal on December 5, 2012 in District Court for the Southern District of Florida by relator, Charles C. Wilhelm, M.D., Case No. 12-24298. The Complaint alleges that, in late 2008 and early 2009, in connection with the acquisition of Florida NetPass by which Molina Healthcare entered into the state of Florida, the defendants failed to adequately staff the plan and provide other services, resulting in a disproportionate number of sicker beneficiaries of Florida NetPass moving back into the Florida fee-for-service Medicaid program. This alleged conduct purportedly resulted in a violation of the federal False Claims Act. Both the United States of America and the State of Florida have declined to intervene. We believe we have several meritorious defenses to the claims of the relator, and any liability for the alleged claims is not currently probable or reasonably estimable.

United States of America, ex rel., Anita Silingo v. Mobile Medical Examination Services, Inc., et al. On or around October 14, 2014, Molina Healthcare of California, Molina Healthcare of California Partner Plan, Inc., Mobile Medical Examination Services, Inc. (MedXM), and other health plan defendants were served with a Complaint previously filed under seal in the Central District Court of California by relator, Anita Silingo. The Complaint alleges that MedXM improperly modified medical records and otherwise took inappropriate steps to increase members’ risk adjustment scores, and that the defendants, including Molina Healthcare of California and Molina Healthcare of California Partner Plan, Inc., turned a “blind eye” to these unlawful practices. The Department of Justice has declined to intervene. We believe that we have several meritorious defenses to the claims of the relator, and any liability for the alleged claims is not currently probable or reasonably estimable.

Nothing has come to my attention that would lead me to believe that the Registration Statement or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom or the exhibits to the Registration Statement, as to which I make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued and at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, nothing has come to my attention that would lead us to believe that the documents included in the Disclosure Package, other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I make no statement, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

In rendering this opinion, I have relied as to matters of fact (but not as to legal conclusions), to the extent I have deemed proper, on certificates of responsible officers of the Company and public officials.

Very truly yours,

Jeff D. Barlow

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

The undersigned, [                    ], [                    ] of Molina Healthcare, Inc., a Delaware corporation (the “Company”), does hereby certify pursuant to Section 6(h) of that certain Underwriting Agreement dated June 3, 2015 (the “Underwriting Agreement”) among the Company and UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives on behalf of the several Underwriters named therein, that as of the date hereof:

1.	He has reviewed the Registration Statement, each Pre-Pricing Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.	The conditions set forth in paragraph (g), (m) and (n) of Section 6 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

The Company recognizes that the matters set forth in this Certificate are being relied upon by Latham & Watkins LLP, counsel to the Underwriters, in rendering its legal opinion rendered pursuant to Section 6(d).

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this June 9, 2015.

Name:
Title:

D-1